EXHIBIT 32
CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Starbucks Corporation (“Starbucks”) on Form 10-Q for the fiscal quarter ended March 30, 2008, as filed with the Securities and Exchange Commission on May 7, 2008 (the “Report”), Howard Shultz, chairman, president and chief executive officer, and Peter Bocian, executive vice president, chief financial officer and chief administrative officer of Starbucks, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Starbucks.

May 7, 2008	/s/ Howard Schultz
Howard Schultz
chairman, president and chief executive officer

May 7, 2008	/s/ Peter Bocian
Peter Bocian
executive vice president, chief financial officer and chief administrative officer